Exhibit 10.4

                        , 2006

[Insert Name and Address]

Re:	Non-employee Director Deferred Compensation Agreement

Dear [•]:

This letter sets out Appleton Papers Inc.’s (“Company”) agreement to establish, and it hereby does establish, a nonqualified deferred compensation agreement (“Agreement”) for your benefit. The Agreement, as set out below, is intended to comply with § 409A of the Internal Revenue Code of 1986, as amended (“IRC”), pertaining to the inclusion in gross income of deferred compensation under nonqualified deferred compensation plans.

Please acknowledge your agreement with the terms and conditions of this Agreement, and your acceptance, by signing where indicated at the end of this letter, and by returning an executed copy to the undersigned.

Nonqualified Deferred Compensation Agreement

1. Amount of Deferred Compensation. (a) Effective the date of this Agreement, the Company agrees to credit to a separate bookkeeping account established for your benefit 612.74 phantom stock units (“PSUs”), representing an equal number of notional shares of the common capital stock of Paperweight Development Corp. (“PDC”). One (1) PSU is equal in value to one (1) share of PDC. For purposes of this Agreement, the value per share of PDC as of a given date shall be determined by the trustee of the Appleton Papers Retirement Savings and Employee Stock Ownership Plan (“ESOP”) as of the ESOP valuation date coincident with or most recently preceding such date. As of the date of this Agreement, the total current value of 612.74 PSUs is $17,500.

(b) If, as of the first business day on or following each June 30 and December 31 following the date hereof, you remain a non-employee director of the Company, effective on such business day, the Company agrees to credit to the separate account described in (a) above additional PSUs with a then total current value of $17,500.

Notwithstanding (a) or (b) above, in the event that you cease to be a non-employee director of the Company under any circumstances at any time between the two above-mentioned crediting dates in any year, a prorated portion of the amount of PSUs that were credited to your account as of the immediately preceding such crediting date will be deducted from your separate account; such prorated portion to be based upon the number of whole months that you no longer served as a non-employee director immediately prior to the next such crediting date.

[•]

                        , 2006

2. Valuation of PSUs. The value as of any given date of each PSU credited to your account shall at all times equal the value of one (1) share of the common capital stock of PDC as determined in accordance with Section 1(a) above. Each PSU shall share notionally in dividends, stock splits or consolidations, and other special distributions made with respect to PDC shares; provided that no voting rights or any other stockholder rights of any kind shall attach to PSUs. Any such notional dividends otherwise payable in cash shall be credited to your account in the form of additional PSUs (or fractional PSUs), based on the then-current value of the common capital stock of PDC, and your account shall be correspondingly adjusted to reflect any other dividends, stock splits, consolidations or other special distributions.

3. Distribution of Account. You will be entitled to a distribution of your account upon the cessation of your service as a non-employee director of the Company.

4. Form of Distribution. Upon the cessation of your service as a non-employee director of the Company (and separation from service in any other capacity with the Company and its affiliates), your account will be paid in five (5) equal annual cash installments, each being equal to the value, determined as described below, of one-fifth of the PSUs credited to your separate account on the date of such cessation, as adjusted from time to time in accordance with Section 2 above. In the event of your death, the balance of your account will be paid in a single sum to your beneficiary(ies). The value of the first installment payment (or single sum in the event of death) shall be determined as of the first ESOP valuation date following your cessation of service as a non-employee director of the Company, and shall be paid in cash as soon as practicable after announcement of such valuation by the ESOP trustee. Subsequent installment payments shall be made in a similar manner; i.e., the value of each subsequent cash installment shall be determined as of the ESOP valuation date occurring one year after the preceding valuation date applicable to an installment payment hereunder, and shall be paid in cash as soon as practicable after announcement of such valuation by the ESOP trustee.

5. Administration. The Company shall have the exclusive authority to manage and control the operation and administration of this Agreement and the PSUs and any interpretation or construction of this Agreement by the Company and any action taken, or decision made, by it with respect to this Agreement and the PSUs shall be final and binding upon you and all other interested persons. Without limiting the generality of the immediately preceding sentence, the Company shall have full power and authority, in its discretion, to determine the rights and benefits and all claims, demands and actions arising out of the provisions of this Agreement, to decide all questions and settle all controversies arising in the administration, interpretation, construction and application of, or otherwise in connection with this Agreement, and to establish any grantor trust or other fund in connection with this Agreement (subject to Section 7). The Company shall have the power to delegate specific duties and responsibilities to officers or other employees of the Company or other individuals or entities, which delegation shall not relieve the Company of any responsibility it may have under this Agreement. Any such delegation by the Company may allow further delegations by the individual or entity to which the delegation is made. The Company may rescind any delegation at any time. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

[•]

                        , 2006

6. Applicable Withholding. All amounts payable hereunder shall be subject to the withholding of all applicable taxes and deductions required by any applicable law or company sponsored plan.

7. Agreement Unfunded. This Agreement is established and shall be maintained on an unfunded basis and shall not be construed to require the Company or any subsidiary thereof to fund any of the amounts payable under this Agreement or to establish, set aside or earmark any special or separate fund, or to make any other segregation of assets, to assure the payment or satisfaction of any obligations under this Agreement or specifically for payments under this Agreement. Amounts payable hereunder shall be paid solely from the general assets of the Company. The account established hereunder is for bookkeeping purposes only. If the Company or any of its subsidiaries decides to establish any advance accrued reserve on its books against the future expense of paying amounts payable hereunder, or if the Company or any such subsidiary determines to fund a trust with respect to this Agreement, such reserve or trust shall not under any circumstances be deemed to be an asset of this Agreement. To the extent that you or any person acquires a right to receive payments from the Company under this Agreement, such right shall rank pari passu with the rights of unsecured general creditors of the Company.

8. Beneficiary Designation. You may designate a beneficiary or beneficiaries to receive any amounts payable under this Agreement in the event of your death, on a beneficiary designation form at the end of this Agreement. In the event you do not name a beneficiary, or such designation is invalid for any reason, your account balance shall be paid to your estate.

9. Nontransferability; Successors and Assigns. This Agreement and the PSUs may not be transferred, assigned, pledged, hypothecated, sold or alienated, otherwise than by will or by the laws of descent and distribution, or become subject to execution, garnishment or attachment, and any attempt by any person to do so shall automatically result in immediate forfeiture of the PSUs. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and to you, your heirs and legal representatives.

10. Modification. Except as otherwise provided herein, the Company may modify or amend the terms of this Agreement, retroactively or prospectively, but no so such modification or amendment shall materially impair your previously accrued rights without your written consent. Notwithstanding the foregoing to the contrary, the Company may amend this Agreement, either retroactively or prospectively, without your consent, if the Company determines in its discretion that such amendment is required or advisable for the Company, any subsidiary thereof or this Agreement to satisfy, comply with or meet the requirements of any law, regulation (including § 409A of the IRC, including regulations and rules thereunder and any successor provisions and regulations and rules thereto), rule or accounting standard.

[•]

                    , 2006

11. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without regard to such State’s choice of law provisions.

Sincerely yours,

Paul J. Karch

AGREED AND ACCEPTED

By:
[•]

Date:

[•]

                    , 2006

Beneficiary Designation

In accordance with the Agreement described above, I hereby designate the following beneficiary or beneficiaries to receive any amounts under the Agreement that become payable upon my death.

PRIMARY BENEFICIARY (include address and relationship):

SECONDARY BENEFICIARY (include address and relationship):

The Company shall pay all amounts payable under the Agreement by reason of my death to the primary beneficiary, if he or she survives me, and if no primary beneficiary shall survive me then to the secondary beneficiary, and if no named beneficiaries survive me, then the Company shall pay all amounts in accordance with the Agreement. Unless I provide otherwise in completing this form, the Company shall pay all sums payable to more than one beneficiary equally to the beneficiaries living at my death.

Signature

Date